Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

FIRST CAPITAL REAL ESTATE OPERATING PARTNERSHIP, L.P.

20% UNSECURED PROMISSORY NOTE

US $145.000.00	JULY 25, 2017

FOR VALUE RECEIVED, First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (the “Company”), promises to pay to PhotoMedex, Inc. (the “Holder”), the principal sum of ONE HUNDRED THOUSAND FORTY-FIVE THOUSAND DOLLARS ($145,000.00) (the “Principal”) in lawful money of the United States of America, with interest payable thereon at the rate of twenty percent (20%) per annum. The principal amount hereof, an origination fee of Seven Thousand Five Hundred Dollars ($7,500.00) (the “Origination Fee”) and all accrued but unpaid interest thereon shall be paid in full to the Holder by or on fifty (50) days from the date of this Note, or by or on September 1, 2017 (the “Maturity Date”).

Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Interest Contribution Agreement, dated as of March 31, 2017, as amended by the Waiver of First Closing Conditions dated May 17, 2017 and the Waiver of Second Closing Conditions dated July 3, 2017 (collectively, the “ICA”), pursuant to which the Holder is acquiring this 20% Unsecured Promissory Note (this “Note”).

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.            Disbursements and Principal Reduction. This Note is a standalone Note of the Company in the aggregate principal amount of One Hundred Forty-Five Thousand Dollars ($145,000), with the first disbursement of Forty-Five Thousand Dollars ($45,000) being made on July 13, 2017; the second disbursement of Fifty Thousand Dollars ($50,000) being made on July 25, 2017; and the third disbursement of Fifty Thousand Dollars ($50,000) to be made on a date to be determined. If the third disbursement is not made, in whole or in part, the amount of the Principal of this Note shall be reduced by an amount equal to the non-disbursed funds.

2.            Principal Repayment. The outstanding Principal amount of this Note shall be amortized and payable in accordance with the amortization schedule set forth on Exhibit A to this Note (the “Amortization Schedule”) with all of the unpaid Principal being fully paid on the Maturity Date, unless this Note has been earlier redeemed as described below.

3.            Interest.

(a)           Computation. Interest (the “Interest”) shall accrue on the unpaid principal amount of this Note from the date hereof until such principal amount is repaid in full at the rate of twenty percent (20%) per annum. Interest shall be paid in accordance with the Amortization Schedule with all unpaid Interest being paid on the Maturity Date or the date of the redemption of this Note pursuant to Section 5 below (the “Redemption Date”). All computations of the Interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any Interest rate provided for herein shall be determined to be unlawful, such Interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any Interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

(b)          Taxes, Charges, and Expenses. The Company, at its own cost, shall report interest income, if any, to the IRS and/or other applicable tax authorities and to the Holder on a Form 1099-INT or other appropriate form in accordance with applicable law. The Company shall bear sole responsibility for any costs or fees in connection with the payment of Interest with respect to this Note, including, but not limited to, wire transfer fees, bank check fees and escrow agent fees.

4.            Security. This Note is secured by the salary of the Holder’s Chief Executive Officer, Suneet Singal, who has agreed to freeze his salary from the Holder at its current payment level as of the date of this Note, and to pledge that salary as collateral for this loan. Should the Company be unable to re-pay the loan, the Holder shall be entitled to withhold the full amount of Mr. Singal’s after-tax salary to service the loan until such time as the loan, including the origination fee and interest accrued upon the loan and fee, are repaid.

5.            Redemption and Clawback. The Company will have the right to redeem all or any portion of the Note at any time prior to the Maturity Date. The Company must provide at least ten (10) days prior notice to the Holders of redemption. The redemption price will be payable in cash and is equal to the then outstanding principal amount of this Note plus accrued but unpaid Interest thereon.

In the event that the Company fails to pay the outstanding principal and Origination Fee, plus interest, to the Holder by the maturity date, the Holder shall have the right to reduce the shares issued to the Company in the First Closing under the ICA, in an amount equal to the Terminal Value of the Loan, which is herein defined as equaling the principal amount plus the Origination Fee, plus accrued and unpaid interest.

6.           Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a)          Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b)          Default in Covenants. The Company shall default in any material manner in the observance or performance of the affirmative or negative covenants or agreements set forth in the ICA, this Note, or any other Transaction Document (as defined in the ICA) (collectively, the “Transaction Documents”); or

(c)          Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Transaction Documents; or

(d)          Judgments. Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company or the Company’s subsidiaries, if any, in an amount equal to $ 100,000 or more and the same remains unsatisfied or unbonded for more than thirty (30) days; or

(e)          Nationalization. The confiscation, expropriation or nationalization by any governmental authority to which the Company or a Subsidiary is subject of any material property or assets of the Company or its Subsidiaries, taken as a whole; or

(f)           Illegality of Note. Any court of competent jurisdiction issues an order declaring the Note or any provision thereunder to be illegal; or

(g)          Cross Default. There occurs with respect to any agreement, indenture or instrument under which the Company has Indebtedness of $100,000 or more in the aggregate: (i) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity, or (ii) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity; or

(h)          Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;

then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 7(a), a period of five (5) business days in the case of a cross-default under Section 7(g), or for a period of thirty (30) calendar days in the case of events under Sections 7(b) through 7(f) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holders of a majority in interest of the principal amount of the Note then outstanding (or from any collateral agent acting on behalf of such Holders), all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 7(h) above occurs, the principal of, and accrued interest on, all the Note shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

7.           Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a)          Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business;

(b)           Books of Account. Keep its books of account in accordance with good accounting practices;

(c)           Insurance. Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates;

(d)           Compliance with Law. Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each of the Company or any of its properties is subject;

(e)           Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefore;

(f)            Waiver. The Company further attests and agrees that it will contribute all mandatory properties as required under the ICA and will waive, if necessary, any closing conditions listed in Section 7 of the ICA or elsewhere requiring the Holder to maintain its listing and active trading of its stock on any of the NASDAQ markets.

(g)          Use of Proceeds. Use the proceeds of the Note solely for the purposes described herein, including the payment of all outstanding amounts due to vendors of the hotel property located in Amarillo, Texas.

(h)          Notice of Known Events of Default. The Company shall furnish to the Holder a notice of any occurrence of an Event of Default, and what action the Company is taking or proposes to take with respect thereto, promptly after such Event of Default becomes known to the Company.

(i)           Further Assurances. The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

8.            Negative Covenants of the Company. The Company hereby agrees that, so long as this Note remains outstanding and unpaid it will not, nor will it permit any of its Subsidiaries, without the consent of the holders of a majority in principal amount of the Note, to:

(a)          Indebtedness for Borrowed Money. Incur, or permit to exist, any Indebtedness (as defined below) for borrowed money in excess of $500,000 during period beginning on the date hereof and ending on the Maturity Date, except as already outstanding with regard to the current properties held by the Company. For purposes of this Section 9(a), “Indebtedness” shall mean: (i) all obligations of the Company for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of the Company evidenced by bonds, debentures, Note or other similar instruments, (iii) all obligations of the Company for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the Company’s business, (iv) all obligations of the Company under conditional sale or other title retention agreements relating to property purchased by the Company, (v) all payment obligations of the Company with respect to interest rate or currency protection agreements, (vi) all obligations of the Company as an account party under any letter of credit or in respect of bankers’ acceptances, (vii) all obligations of any third party secured by property or assets of such Person (regardless of whether or not the Company is liable for repayment of such obligations); (viii) all guarantees of the Company and (ix) the redemption price of all redeemable preferred stock of the Company, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Maturity Date. Indebtedness shall not mean the Principal or Interest due under the Note;

(b)         Loans; Investments. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any Person in excess of $10,000 except: (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000; (ii) accounts receivable arising out of sales in the ordinary course of business; (iii) inter-company loans between and among the Company and its Subsidiaries; and (iv) any investment in contemplation of an acquisition of a company that is in the same or a similar line of business as the Company;

(c)          Redemptions, Dividends and Distributions. Redeem, repurchase or pay dividends or make any other distribution on shares of the capital stock of the Company other than inter-company dividends, and distributions between and among the Company and its Subsidiaries;

(d)          Liens. Create, assume or permit to exist, any lien on any of its property or assets now owned or hereafter acquired except (i) liens in favor of the Holder; (ii) liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (iv) purchase money liens granted to secure the unpaid purchase price of any fixed assets purchased within the limitations of Section 8(g) hereof;

(e)          Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business or guarantees of the Company made within the limitations of Section 8(a) hereof;

(f)           Sales of Receivables; Sale - Leasebacks. Sell, discount or otherwise dispose of Note, accounts receivable or other obligations owing to the Company, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof;

(g)          Capital Expenditures; Capitalized Leases. Expend in the aggregate for the Company and all its Subsidiaries in excess of $1,000,000 in any fiscal year for Capital Expenditures (as defined below), including payments made on account of Capitalized Leases (as defined below). For purposes of the foregoing, Capital Expenditures shall include payments made on account of any deferred purchase price or on account of any indebtedness incurred to finance any such purchase price. “Capital Expenditures” shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles. “Capitalized Lease” shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations. “Capitalized Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles;

(h)          Nature of Business. Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note;

(i)           Stock of Subsidiaries. Sell or otherwise dispose of any Subsidiary or permit a Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders; and

(j)           Accounting Changes. Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

(k)          Merger or Sale.

(i)            Except for the pending transaction with PHMD, and for the pending sale of the Amarillo Hotel Property, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company or such Subsidiary is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless (A) either the Company or such Subsidiary is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) assumes in writing all the obligations of the Company under the Note and the other Transaction Documents and (2) causes to be delivered to each Holder of any Note an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (C) immediately after such transaction, no default or Event of Default exists.

The foregoing paragraph in this Section 9(k)(i) shall not apply to (x) a merger of the Company with an Affiliate with no material assets, liabilities or operations solely for the purpose of reincorporating the Company in another jurisdiction; or (y) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries; provided, however, that such consolidation or merger shall comply with subclauses (A) and (B) in the foregoing paragraph.

(ii)          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its Subsidiaries permitted by Section 9(k)(i) hereof, the successor corporation formed by such consolidation or into or with which the Company or such Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Note referring to the “Company,” or to a “Subsidiary” shall refer instead to the successor corporation and not to the Company or such Subsidiary, as the case may be), may exercise every right and power of the Company or such Subsidiary under this Note with the same effect as if such successor Person had been named as the Company or a Subsidiary herein and shall be bound by every obligation and liability of the Company or such Subsidiary under this Note and the other Transaction Documents, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Note.

(1)          Transactions with Affiliates. Except for transactions contemplated by the Transaction Documents or as otherwise approved by the Board (including a majority of the independent directors then on the Board, if any), the Company shall not, and shall cause its Subsidiaries not to enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof.

(m)        Amendment of Organization Documents. The Company shall not and shall not permit any Subsidiary to amend, restate, supplement or otherwise modify its or any Subsidiary’s governing organizational documents if the effect of such amendment, restatement, supplement, modification or waiver would be adverse to any Holder.

9.            Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company.

10.          Mutilated, Destroyed, Lost or Stolen Note. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note certificate. In the case of a mutilated or defaced Note certificate, the Holder shall surrender such Note certificate to the Company. In the case of any destroyed, lost or stolen Note certificate, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note certificate and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

11.          Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

12.         Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

13.         Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment attached hereto as Exhibit B and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company.

14.         Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority in principal amount of the Note then outstanding.

15.         Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the ICA.

16.         Governing Law; Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced solely and exclusively in accordance with the laws of the Commonwealth of Pennsylvania without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties agree that courts of competent jurisdiction in Montgomery County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement. The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the Commonwealth of Pennsylvania. The Parties further agree that the mailing of any process shall constitute valid and lawful process against each Party hereto. The Parties waive any claim that any of the foregoing courts is an inconvenient forum.

17.         Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

18.         Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

First Capital Real Estate Operating Partnership, L.P.

By:	/s/ Suneet Singal
Name: Suneet Singal
Title: Chief Executive Officer

EXHIBIT A

Amortization Schedule

(to be determined)

Exhibit B

FORM OF ASSIGNMENT

TO:        NAME

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________(name), ______________________________ (address), US$________________ of 20% Unsecured Promissory Note (“Note”) of First Capital Real Estate Operating Partnership, L.P. (the “Company”), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company represented by the within certificate, and irrevocably appoints_______________________________the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this________________________day of,____________________, 20_____.

(Signature of Registered Note Holder)

(Print name of Registered Note Holder)

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the face of the Note.

2.	If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.